Exhibit 10.44
QLT GUARANTEE
     To induce Allergan Sales, LLC, a Delaware limited liability corporation, (“Purchaser”), to enter into that certain Purchase Agreement between Purchaser and QLT USA, Inc., a Delaware corporation (“Seller”), dated as of June 6, 2008 (the “Purchase Agreement”), QLT Inc., a corporation formed under the laws of the Province of British Columbia, Canada (“QLT”) hereby absolutely, unconditionally and irrevocably guarantees the prompt and complete performance of all obligations of Seller under Section 8.1 and Article X of the Purchase Agreement and the prompt payment of all obligations of Seller thereunder (such guarantee, together with the other provisions of this guarantee, this “Guarantee”). QLT further agrees to pay Purchaser for any and all out-of-pocket expenses reasonably incurred by Purchaser in enforcing its rights against Seller under the Purchase Agreement and against QLT under this Guarantee, including any and all reasonable attorneys’ costs and expenses incurred in connection therewith (collectively, the “Enforcement Expenses Obligation”). To the extent that Seller fails to perform any of the obligations guaranteed hereunder on a timely basis pursuant to the terms and conditions of the Purchase Agreement, QLT will promptly cause Seller to perform such obligations or will perform such obligations.
     No claim, set-off or other right that QLT or Seller or any of their respective affiliates may have against Purchaser will reduce or otherwise affect the obligations of QLT hereunder. Any waiver of Purchaser’s rights under this Guarantee must be in writing. This Guarantee may not be terminated or amended, except with the written consent of Purchaser. QLT further agrees that this Guarantee will continue to be effective or be reinstated (if a release or discharge has occurred), as the case may be, if at any time the obligations guaranteed hereunder or any portion thereof will be rescinded or avoided (whether as a result of any bankruptcy or otherwise), and any prior release or discharge of this Guarantee will be without effect.
     QLT hereby represents and warrants to Purchaser that (i) QLT has full corporate power and authority to execute and deliver this Guarantee and perform its obligations hereunder, (ii) QLT has taken all actions necessary to authorize its execution, delivery and performance of this Guarantee, (iii) the execution, delivery and performance of this Guarantee do not violate QLT’s charter, by-laws or other governing organizational documents, and (iv) this Guarantee is the legal, valid and binding obligation of QLT, enforceable against QLT in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of public policy.
     QLT agrees that Purchaser may at any time and from time to time, without notice to or further consent of QLT, extend the time of payment of any obligation or liability, and may also make any agreement with Seller for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms of the Purchase Agreement or of any agreement between Seller and Purchaser without in any way impairing or affecting QLT’s obligations under this Guarantee. Without limiting or affecting the provisions of the Purchase Agreement, QLT agrees that the obligations of QLT hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure of Purchaser to assert any claim or demand or to enforce any right or remedy against Seller or any other person or entity interested in the transactions contemplated by the Purchase Agreement; (b) any change in the time, place or manner of payment of any guaranteed obligation or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Purchase Agreement or any other agreement evidencing, securing or otherwise executed in connection with any obligations or liabilities; (c) the addition, substitution or release of any person or entity interested in the transactions contemplated by the Purchase Agreement; (d) any change in the corporate existence, structure or ownership of QLT, Seller or any other person or entity interested in the transactions contemplated by the Purchase Agreement; (e) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Seller or any other person or entity interested in the transactions contemplated by the Purchase Agreement; (f) any lack of validity or enforceability of the Purchase Agreement or any agreement or instrument relating thereto, other than by reason of fraud or willful misconduct by Purchaser; or (g) the existence of any claim, set-off or other right which QLT may have at any time against Purchaser or Seller, whether in connection with any obligations or liabilities under the Purchase Agreement or otherwise. To the fullest extent permitted by law, QLT hereby expressly waives any and all rights or defenses arising by reason of any law which would otherwise require any election of remedies by Purchaser. QLT waives promptness, diligence, notice of the acceptance of this Guarantee and of any obligations or liabilities arising out of, under or in connection with the Purchase Agreement, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of the incurrence of any obligation or liability and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of Seller or any other person or entity interested in the transactions contemplated by the Purchase Agreement, and all suretyship defenses generally (other than fraud and willful misconduct by Purchaser).
     No failure on the part of Purchaser to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Purchaser of any right, remedy or power hereunder or under the Purchase Agreement or otherwise preclude any other or future exercise of any right, remedy or power hereunder. Each and every right, remedy and power hereby granted to Purchaser or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by Purchaser at any time or from time to time. Notwithstanding anything to the contrary stated herein, except for the Enforcement Expenses Obligation, QLT shall not be liable hereunder to a greater extent than Seller may have been liable under the Purchase Agreement.
     QLT is entering into this Guarantee with the understanding that this Guarantee is a material condition to Purchaser entering into the Purchase Agreement. This Guarantee may not be assigned by QLT without the prior written consent of Purchaser, which consent may be given or withheld by Purchaser in its sole discretion. Subject to the foregoing, this Guarantee will be binding on and will inure to the benefit of the parties and their successors and permitted assigns, and any reference to a party will also be a reference to the successors (whether by merger, operation of law or otherwise) or permitted assigns of that party.

     This Guarantee shall be governed by the laws of the State of New York without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York. Any dispute under this Guarantee shall be resolved in accordance with Sections 11.8, 11.9 and 11.10 of the Purchase Agreement.
QLT INC.
By: “Robert L. Butchofsky”
Name: Robert L. Butchofsky
Title: President and CEO

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